Exhibit 23.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Applied DNA Sciences, Inc. (the “Company”) 2005 Incentive Stock Plan, as amended, of our report dated December 8, 2011, with respect to the Company’s consolidated financial statements for the year ended September 30, 2011 as included in its Annual Report on Form 10-K for the year ended September 30, 2011, filed with the Securities and Exchange Commission.

/s/ RBSM LLP

New York, New York
June 26, 2012